Exhibit 1

GENERAL ELECTRIC COMPANY

(“COMPANY”)

DEBT SECURITIES

UNDERWRITING AGREEMENT

November 29, 2007

General Electric Company

3135 Easton Turnpike

Fairfield, CT 06828

Attention: Vice President and Treasurer

Ladies and Gentlemen:

We offer to purchase, on and subject to the terms and conditions of, and utilizing terms as defined in, the Underwriting Agreement Standard Provisions (Debt Securities and/or Warrants) dated as of November 29, 2007 (“Standard Provisions”), which is attached hereto, the following securities (“Designated Securities”) on the following terms:

DEBT SECURITIES

Pricing Effective Time: 3:45 PM, EST, November 29, 2007

Pricing Disclosure Material: Basic Prospectus dated December 5, 2005, Preliminary Prospectus dated November 29, 2007 and Permitted Free Writing Prospectus dated November 29, 2007, in the aggregate

Indenture: Indenture dated as of December 1, 2005 with The Bank of New York (successor to JPMorgan Chase Bank, N.A.), as trustee.

Title: 5.250% Notes due 2017

Rank: Senior Unsecured

Aggregate Principal Amount: $4,000,000,000

Interest Rate: 5.250%

Maturity: December 6, 2017

Interest Payment Dates: Semi-annually in arrears on each June 6 and December 6 and on the Maturity Date to holders of record at the close of business on the May 20 and November 20, as the case may be, immediately preceding the related interest payment date, and to holders of record on the Maturity Date, beginning on June 6, 2008

Regular Record Dates: The May 20 and November 20 immediately preceding the related interest payment date

Conversion or Exchange Provisions: None

Listing Requirements: None

Fixed or Variable Price Offering: Fixed

Initial public offering price: 99.195% of the principal amount, plus accrued interest, if any, from December 6, 2007

Purchase Price by Underwriters: 98.895% of the principal amount ($3,955,800,000)

Currency of Denomination: United States Dollars

Currency of Payment: United States Dollars

Form and Denomination: One or more global notes deposited with or on behalf of The Depository Trust Company; denominations of $1,000 and integral multiples thereof

Overseas Paying Agents: Not Applicable

Redemption: None

Sinking Fund: None

Dealer Concession: 0.18%

Reallowance Concession: 0.09%

Method of Payment: Fedwire—Same day funds

Other Terms: None

If changes in the Standard Provisions have been agreed to, set forth below: None

Name and Address of Representative:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

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Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

and

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

References to the “Representative” shall be deemed to refer to Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, collectively.

The provisions of the Standard Provisions are incorporated herein by reference.

The Closing will take place at 10:00 A.M., New York City time, on December 6, 2007, at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

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Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

/s/ Jack D. McSpadden, Jr.
Name:	Jack D. McSpadden, Jr.
Title:	Managing Director

J.P. MORGAN SECURITIES INC.

/s/ Maria Sramek
Name:	Maria Sramek
Title:	Executive Director

LEHMAN BROTHERS INC.

/s/ William H. Gartland
Name:	William H. Gartland
Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED

/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Vice President

as Representative for themselves and the other Underwriters named in Schedule I attached hereto

Accepted:

GENERAL ELECTRIC COMPANY

By	/s/ Kathryn A. Cassidy
Name:	Kathryn A. Cassidy
Title:	Vice President and Treasurer

SCHEDULE I

Name of Underwriter	Principal Amount of Designated Securities to Be Purchased
Citigroup Global Markets Inc.	$960,000,000
J.P. Morgan Securities Inc.	$960,000,000
Lehman Brothers Inc.	$960,000,000
Morgan Stanley & Co. Incorporated	$960,000,000
CastleOak Securities, L.P.	$40,000,000
Robert Van Securities, Inc.	$54,000,000
Utendahl Capital Partners, L.P.	$26,000,000
The Williams Capital Group, L.P.	$40,000,000

Total	$4,000,000,000

SCHEDULE II

Attached Permitted Free Writing Prospectus: The only such prospectus is identified below and attached hereto:

Pricing Term Sheet dated November 29, 2007

(to Preliminary Prospectus dated November 29, 2007)

General Electric Company

5.250% Notes due 2017

Filed Pursuant to Rule 433

Registration No. 333-130117

November 29, 2007

PRICING TERM SHEET

General Electric Company

5.250% Notes due 2017

Issuer:	General Electric Company (the “Issuer”)
Principal Amount:	$4,000,000,000
Security Ratings:*	Aaa (Moody’s) / AAA (Standard & Poor’s)
Pricing Date:	November 29, 2007
Settlement Date:	December 6, 2007 (T+5)
Maturity Date:	December 6, 2017
Coupon:	5.250%
Benchmark:	UST 4.250% due November 15, 2017
Benchmark Yield:	3.955%
Re-offer Spread:	Benchmark + 140 bps
Re-offer Yield:	5.355%
Interest Payment Dates:	June 6 and December 6
First Interest Payment Date:	June 6, 2008
Day Count:	30/360
Price to Public (Issue Price):	99.195%
Underwriting Discount:	0.30%
Proceeds (before expenses) to Issuer:	$3,955,800,000
Redemption Price:	Not Redeemable
Ranking:	Equal with Issuer’s other unsecured debt securities that are not subordinated obligations
CUSIP:	369604 BC6
ISIN:	US369604BC61
Joint Bookrunners:	Citigroup Global Markets Inc. J.P. Morgan Securities Inc. Lehman Brothers Inc. Morgan Stanley & Co. Incorporated
Co-Managers:	CastleOak Securities, L.P. Robert Van Securities, Inc. Utendahl Capital Partners, L.P. The Williams Capital Group, L.P.

*	A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer or the underwriters participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at 1-877-858-5407, J.P. Morgan Securities Inc. collect at 1-212-834-4533, Lehman Brothers Inc. toll-free at 1-888-603-5847, Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649 or Investor Communications of the Issuer at 1-203-357-3950.

GENERAL ELECTRIC COMPANY

DEBT SECURITIES AND/OR WARRANTS TO PURCHASE DEBT SECURITIES

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

November 29, 2007

Ladies and Gentlemen:

General Electric Company, a New York corporation (the “Company”), may from time to time enter into one or more underwriting agreements in the form attached as Exhibit A hereto (each an “Underwriting Agreement”) that provide for the sale of certain of its securities specified in the particular Underwriting Agreement (the “Designated Securities”). The basic provisions set forth herein to the extent applicable to securities of the type represented by the Designated Securities will be incorporated by reference in any such Underwriting Agreement relating to a particular issue of Designated Securities. Each Underwriting Agreement will be entered into, with such additions and deletions as the parties thereto may determine and shall be specified in such Underwriting Agreement. The Underwriting Agreement may appoint a lead underwriter or underwriters (collectively, the “Representative”) for the particular issue of Designated Securities and will specify the underwriters participating in such offering (the “Underwriters”, which term shall include any Underwriter substituted pursuant to Section 9 hereof). The obligation of the Company to issue and sell any of the Designated Securities and the obligation of the Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein. The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as “this Agreement.” The obligations of the Underwriters under this Agreement shall be several and not joint. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as defined therein.

The terms and rights of any particular issue of Designated Securities shall be as specified in the Underwriting Agreement relating thereto and (i) if the Designated Securities are either senior or subordinated debt securities (“Debt Securities”), in or pursuant to the senior or subordinated indenture as applicable (the “Indenture”) identified in the Underwriting Agreement, (ii) if the Designated Securities are warrants (“Warrants”), in or pursuant to a warrant agreement (the “Warrant Agreement”) identified in the Underwriting Agreement and (iii) if the Designated Securities are debt securities subject to the warrants (“Warrant Debt Securities”), pursuant to the Indenture identified in the Underwriting Agreement. An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

An automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933 (the “1933 Act”) in respect of the Designated Securities has been filed with the Securities and Exchange Commission (the “Commission”); the registration statement has become effective pursuant to the rules and regulations promulgated by the Commission under the 1933 Act (the “1933 Act Regulations”) and the Indentures filed as exhibits to the registration statement have been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”); and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company proposes to file pursuant to Rule 424 under the 1933 Act a prospectus supplement specifically relating to the Designated Securities and reflecting the terms of the Designated Securities and plan of distribution arising from the Underwriting Agreement (the “Pricing Supplement”) and has previously advised the Underwriters of all information to be set forth therein. The term “Registration Statement” as used with respect to a particular issue of Designated Securities, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act as such section applies to the Company and the Underwriters for the Designated Securities pursuant to Rule 430B(f)(2) under the 1933 Act (the “Effective Time”), including (i) all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act, to the extent such information is deemed, pursuant to Rule 430B(f)(1) under the 1933 Act, to be part of the Registration Statement at the Effective Time. The term “Basic Prospectus” means the prospectus included in the Registration Statement exclusive of the Pricing Supplement. The term “Prospectus” means the Basic Prospectus together with the Pricing Supplement in the form first used in the offering of the Designated Securities. The term “Preliminary Prospectus” means a preliminary prospectus supplement specifically relating to the Designated Securities together with the Basic Prospectus. The term “Permitted Free Writing Prospectus” as used herein means the documents relating to the Designated Securities attached as Schedule II to the Underwriting Agreement for the Designated Securities.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, prior to the execution of the applicable Underwriting Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, after the execution of the applicable Underwriting Agreement.

Section 1. REPRESENTATIONS AND WARRANTIES.

(A) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter named in the applicable Underwriting Agreement, as of the Pricing Effective Time (as defined below) and as of the Closing Time (as defined below) with respect to the Designated Securities as follows:

(1) each document filed by the Company pursuant to the 1934 Act which is incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Material (as defined below) complied when so filed in all material respects with the 1934 Act and the rules and regulations thereunder, and each document, if any, hereafter filed by the Company and so incorporated by reference in the Prospectus will comply when so filed with the 1934 Act and the rules and regulations thereunder;

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(2) at the Effective Time the Registration Statement (and any amendments and supplements thereto, other than supplements relating only to securities other than the Designated Securities) will comply and when filed or at the Closing Time, the Prospectus (and any amendments and supplements thereto, other than supplements relating only to securities other than Designated Securities) will comply, in all material respects with the 1933 Act and the 1933 Act Regulations;

(3) each Preliminary Prospectus, if any, relating to the Designated Securities filed pursuant to Rule 424 under the 1933 Act complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations;

(4) (i) at the Effective Time of the Registration Statement it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) at the Pricing Effective Time, the Pricing Disclosure Material (as defined below), did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) the Prospectus as of the date of the Pricing Supplement will not, and the Prospectus (as amended or supplemented, other than as to supplements relating only to securities other than the Designated Securities) as of the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that these representations and warranties do not apply to (a) statements or omissions in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendments or supplements to the foregoing, or in the Pricing Disclosure Material, based upon information furnished to the Company in writing by any Underwriter expressly for use therein and (b) any Form T-1 Statement of Eligibility and Qualification included as an exhibit to the Registration Statement;

(5) the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act) filed within

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three years of the date hereof; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company; and the Company is a “well-known seasoned issuer’ and is not an ineligible issuer in each case as defined in Rule 405 at the “determination dates” relevant to the offering and sale of the Designated Securities under the Registration Statement (as described in such definition); and

(6) the Company has not used any free writing prospectus other than a Permitted Free Writing Prospectus or used a Permitted Free Writing Prospectus except in compliance with Rule 433 under the 1933 Act and otherwise in compliance with the 1933 Act.

Section 2. PRICING EFFECTIVE TIME; SALE AND DELIVERY; CLOSING.

(A) EFFECTIVENESS OF UNDERWRITING AGREEMENT AND SALES CONFIRMATIONS. The Underwriting Agreement shall not be effective, and the Underwriters agree that no contracts of sale may be entered into by the Underwriters in respect of the Designated Securities, until the “Pricing Effective Time” specified in the Underwriting Agreement. The “Pricing Effective Time” shall occur and be confirmed by specification in the Underwriting Agreement when (i) a Permitted Free Writing Prospectus and a Preliminary Prospectus, or (ii) the information in the Pricing Supplement, prepared by the Company, shall be available for filing or electronic delivery to purchasers, which document shall include the information with respect to the material terms of the Designated Securities not contained in the Basic Prospectus (the Permitted Free Writing Prospectus and the Preliminary Prospectus, in the aggregate, the “Pricing Disclosure Material”). The Pricing Disclosure Material shall be specified in the Underwriting Agreement.

(B) DELAYED DELIVERY CONTRACTS. Pursuant to the applicable Underwriting Agreement, the Company will agree to sell to the several Underwriters named in Schedule I thereto and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, will agree to purchase from the Company severally and not jointly, (i) the principal amounts of Debt Securities set forth opposite their names in Schedule I thereto, less their respective amounts of the Contract Debt Securities (as hereinafter defined), if any, determined as provided below, and/or (ii) Warrants to purchase the principal amounts of Warrant Debt Securities set forth opposite their names in Schedule I thereto, less their respective amounts of the Contract Warrants (as hereinafter defined), if any, determined as provided below, all at the respective purchase prices set forth in such Underwriting Agreement, plus accrued interest, if any, from the date set forth therein to the date of payment and delivery. Debt Securities and, if applicable, Warrants to be purchased pursuant to delayed delivery contracts are hereinafter referred to as “Contract Debt Securities” and “Contract Warrants”, respectively, and collectively as the “Contract Securities”.

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If so indicated in the applicable Underwriting Agreement, the Company may authorize the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth therein pursuant to delayed delivery contracts substantially in the form of Exhibit D attached hereto but with such changes therein as the Company may authorize or approve (hereinafter referred to as “Delayed Delivery Contracts”). Delayed Delivery Contracts are to be with institutional investors approved by the Company and described in the Prospectus. The aggregate principal amount of Contract Debt Securities and the aggregate principal amount of Warrant Debt Securities for which Contract Warrants are exercisable shall not exceed the respective amounts set forth in Schedule I to the applicable Underwriting Agreement. As of the Closing Time, the Company will pay to the Representative as compensation, for the accounts of the Underwriters, the fee specified in the applicable Underwriting Agreement in respect of all Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

If the Designated Securities are Debt Securities, the deduction for the Contract Debt Securities referred to above shall become effective upon execution and delivery by the Company and the several institutional investors of the Delayed Delivery Contracts and such deduction for each Underwriter shall be in the amount which shall bear the same proportion to the total principal amount of Contract Debt Securities as the principal amount of Debt Securities set forth opposite the name of the respective Underwriter bears to the aggregate principal amount of Debt Securities set forth in Schedule I to the applicable Underwriting Agreement, except to the extent that the Representative determines that such deduction shall be otherwise than in such proportions, and so advises the Company in writing.

If the Designated Securities are Warrants and Debt Warrant Securities, the deduction for the Contract Warrants referred to above shall become effective upon execution and delivery by the Company and the several institutional investors of the Delayed Delivery Contracts and such deduction for each Underwriter shall be in the amount which shall bear the same proportion to the total principal amount of Debt Warrant Securities for which Contract Warrants are exercisable as the principal amount of Debt Warrant Securities for which Warrants are exercisable as set forth opposite the name of the respective Underwriter bears to the aggregate principal amount of Debt Warrant Securities for which Warrants are exercisable as set forth in Schedule I to the applicable Underwriting Agreement, except to the extent that the Representative determines that such deduction shall be otherwise than in such proportions, and so advises the Company in writing.

(C) SALES TO UNDERWRITERS. The several commitments of the Underwriters to purchase the Designated Securities pursuant to the applicable Underwriting Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

(D) PAYMENT. Designated Securities to be purchased by each Underwriter pursuant to the Underwriting Agreement relating thereto, in such authorized

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denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor in the funds and in the manner specified in such Underwriting Agreement, all at the place and time and date specified in such Underwriting Agreement or at such other place and time and date as the Representative and the Company may agree upon in writing, such time and date being herein called the “Closing Time” for such Designated Securities.

Concurrently with the delivery of and payment for the Designated Securities, the Company will deliver to the Representative for the accounts of the Underwriters a check payable or wire transfer to the order of the party designated in the Underwriting Agreement relating to such securities in the amount of any compensation payable by the Company to the Underwriters in respect of any Delayed Delivery Contracts as provided in paragraph (A) of this Section 2 and in the Underwriting Agreement related to such securities.

Section 3. COVENANTS.

(A) Covenants of the Company. The Company covenants with each Underwriter of the Designated Securities as follows:

(1) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company will (i) comply in respect of the Designated Securities with the requirements of the 1933 Act Regulations, as applicable, and will promptly within the time periods specified therein effect the filings required of it pursuant to Rule 424 and/or Rule 433 under the 1933 Act, and (ii) take such steps as it deems necessary to ascertain promptly whether the Prospectus or Permitted Free Writing Prospectus transmitted for filing under Rule 424 or Rule 433, as applicable, were received for filing by the Commission and, in the event that one was not, it will promptly file the Prospectus or, as provided in Rule 164, the Permitted Free Writing Prospectus, as applicable.

(2) DELIVERY OF REGISTRATION STATEMENTS AND PROSPECTUSES. The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Time and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act (the “Prospectus Delivery Period”), as many copies of the Prospectus and any amendments thereof and supplements thereto as well as each Permitted Free Writing Prospectus (if applicable) as the Representative may reasonably request; provided, that the Company shall not be required to furnish copies of the Prospectus if the conditions of Rule 172(c) under the 1933 Act are satisfied by the Company.

(3) CONTINUED COMPLIANCE WITH SECURITIES LAWS. If at any time during the Prospectus Delivery Period, any event shall

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occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request, provided that the Company shall have no such obligation to furnish copies if the conditions of Rule 172(c) under the 1933 Act are satisfied by the Company.

(4) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction.

(5) EARNINGS STATEMENT. The Company will make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the date of each Underwriting Agreement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations.

(B) Covenant of the Underwriters. Each Underwriter of the Designated Securities covenants with the Company as follows:

(1) It has not made and will not make any offer relating to the Designated Securities that would constitute a free writing prospectus, other than a Permitted Free Writing Prospectus or a free writing prospectus which is not required to be filed by the Company pursuant to Rule 433; provided, that, if so specified in the Underwriting Agreement, the Underwriters will make no offer relating to the Designated Securities that will constitute a free writing prospectus, other than a Permitted Free Writing Prospectus, without the prior consent of the Company.

(2) In relation to sales of Designated Securities outside of the United States, each Underwriter represents as set forth in and agrees to comply with the offering restrictions attached hereto as Exhibit E.

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SECTION 4. PAYMENT OF EXPENSES.

The Company will pay all expenses incident to the performance of its obligations under the Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustees and any warrant agent, and their respective counsel, (iii) the qualification of the Designated Securities under state securities laws in accordance with the provisions of Section 3(A)(4) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (iv) the printing, to the extent required hereby, and delivery to the Underwriters of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (v) the fees charged by nationally recognized statistical rating organizations for the rating of the Designated Securities and (vi) the fees and expenses incurred with respect to the listing, if any, of the Designated Securities.

SECTION 5. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Designated Securities pursuant to the applicable Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(A) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus; and the Representative shall have received at the Closing Time a certificate of the Company, dated the date of the Closing Time and signed by an officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

(B) At Closing Time, the Representative shall have received the opinion, relating to the Designated Securities and substantially to the effect set forth in Exhibit B hereto, dated such date, of David P. Russell, Esq., Senior Counsel – Corporate Treasury and Attesting Secretary of the Company, or such other person named in the Underwriting Agreement.

(C) At Closing Time, the Representative shall have received the opinion, dated such date, of Dewey & LeBoeuf LLP, counsel for the Company, relating to the Designated Securities, substantially to the effect set forth in Exhibit C hereto, and the opinion, dated such date, of Cleary Gottlieb Steen & Hamilton LLP, tax counsel for the Company, relating to the Designated Securities, in form reasonably acceptable to the Representative.

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(D) At Closing Time, the Representative shall have received the opinion, dated such date, of counsel for the Underwriters, relating to the Designated Securities and such other matters as the Representative may reasonably request.

(E) At the Pricing Effective Time, the Representative shall have received from KPMG LLP a letter dated such date containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus, and at Closing Time, the Representative shall have received from KPMG LLP a “bring down” letter dated such date confirming in all material respects the conclusions and findings set forth in the letter of such firm dated the Pricing Effective Time.

SECTION 6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus (if used within the period set forth in paragraph (3) of Section 3(A) hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for the use therein; PROVIDED, HOWEVER, that the foregoing indemnity with respect to any Preliminary Prospectus or any Permitted Free Writing Prospectus or any Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages or liabilities otherwise covered by this paragraph purchased Designated Securities, or to the benefit of any person controlling such Underwriter, if a copy of the Permitted Free Writing Prospectus, Preliminary Prospectus or Prospectus (as then amended and supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person if required so to have been delivered, at or prior to the entry into the contract of sale of Designated Securities with such person, and if the Permitted Free Writing Prospectus, Preliminary Prospectus or Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to each Underwriter, (i) with reference to information furnished in writing by such Underwriter expressly for use in the

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Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Pricing Disclosure Material or the Prospectus or any amendments or supplements thereto and (ii) arising from any other free writing prospectus prepared by such Underwriter, except to the extent arising from information furnished in writing by the Company expressly for use therein.

Promptly after receipt by any person of notice of any claim or the institution of any proceeding (including any governmental investigation) in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to participate therein, and, to the extent that it elects (upon notice to the indemnified party), jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnifying party shall not have so elected to assume such defense, then, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. If the indemnifying party shall so elect to assume such defense, the indemnifying party shall not be liable to the indemnified party pursuant to this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Anything hereinabove to the contrary notwithstanding, any reference in this Section 6 to counsel reasonably satisfactory to, or designated by, the indemnified party shall mean (i) in the case of parties indemnified pursuant to the second preceding paragraph, counsel reasonably satisfactory to, or designated by, the Representative on behalf of all parties so indemnified pursuant to such paragraph and (ii) in the case of parties indemnified pursuant to the first preceding paragraph, counsel reasonable satisfactory to, or designated by, the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(b) CONTRIBUTION. If the indemnification provided for in paragraph (a) of Section 6 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to

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the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefit received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities, (ii) if an Underwriter is the indemnifying party, in such proportion as is appropriate to reflect the Underwriter’s relative fault on the one hand and that of the Company on the other hand in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities, or (iii) if the allocation provided by claims (i) or clause (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefit referred to in clause (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such relative fault (in cases covered by clause (i)) or such relative benefit (in cases covered by clause (ii)) as well as any other relevant equitable considerations. The relative benefit received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for, in the respective cases, in clauses (i), (ii), and (iii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provision of this paragraph (b) concerning contribution, no indemnifying party shall be required to make contribution in any circumstances in which such party would not have been required to provide indemnification by the terms of paragraph (a). Nothing herein contained shall be deemed to constitute a waiver by an indemnified party of such party’s rights, if any, to receive contribution pursuant to Section 11(f) of the 1933 Act or other applicable law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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The Underwriters’ obligations to contribute pursuant to this section are several, in proportion to the respective amounts of Designated Securities underwritten by each of such Underwriters, and not joint.

In the event that the indemnifying party is one or more of the Underwriters, then the Representative shall act on behalf of the indemnifying party with respect to receipt of notice, agreement as to retention of separate counsel and consent to settlement, and the indemnified party may rely upon the action of the Representative as binding upon each such indemnifying party for purposes of this section.

SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Designated Securities. The provisions of Section 6 shall survive the termination or cancellation of this Agreement.

SECTION 8. TERMINATION.

This Agreement shall be subject to termination in the discretion of a majority in interest of the Representative of a particular issue of Designated Securities at any time subsequent to the date of the applicable Underwriting Agreement and prior to the Closing Date by notice given to the Company, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by the appropriate authorities or (iii) there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of a majority in interest of the Representative, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Designated Securities.

SECTION 9. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase the Designated Securities which it or they are obligated to purchase under the applicable Underwriting Agreement (the “Defaulted Securities”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(A) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Designated Securities to be purchased on such date pursuant to

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such Underwriting Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Underwriting Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(B) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Designated Securities to be purchased on such date pursuant to such Underwriting Agreement, such Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the applicable Underwriting Agreement either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 10. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to them, at the address of the Representative described in the applicable Underwriting Agreement; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it, at 3135 Easton Turnpike, Fairfield, Connecticut 06828; attention Michael R. McAlevey, Esq.

SECTION 11. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Company, the Representative and any other Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. RELATIONSHIP. The Company and the Underwriters acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have an arms-length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship.

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SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

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Exhibit A

GENERAL ELECTRIC COMPANY

(“COMPANY”)

DEBT SECURITIES AND/OR WARRANTS

TO PURCHASE DEBT SECURITIES

UNDERWRITING AGREEMENT

, 200[   ]

General Electric Company

3135 Easton Turnpike

Fairfield, CT 06828

Attention:

Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of, and utilizing terms as defined in, the Underwriting Agreement Standard Provisions (Debt Securities and/or Warrants) dated as of November 29, 2007 (“Standard Provisions”), which is attached hereto, the following securities (“Designated Securities”) on the following terms:

DEBT SECURITIES

Pricing Effective Time:

Pricing Disclosure Material:

Indenture:

Title:

Rank:

Aggregate Principal Amount: $

Interest Rate:

Maturity:

Interest Payment Dates:

Regular Record Dates:

Conversion or Exchange Provisions:

Listing Requirements:

Fixed or Variable Price Offering:

If Fixed Price Offering, initial public offering price:             %

of the principal amount, plus accrued interest, if any, from

Purchase Price by Underwriters:

Currency of Denomination:

Currency of Payment:

Form and Denomination:

Overseas Paying Agents:

Redemption:

Sinking Fund:

Dealer Concession:

Reallowance Concession:

Method of Payment:

Delayed Delivery Contracts [include only if applicable]:

Delivery Date:

Minimum principal amount of each contract:

Maximum aggregate principal amount of all contracts:

Fee:             %

Other Terms:

If changes in the Standard Provisions have been agreed to, set forth below:

DEBT WARRANTS

(include only if applicable)

Pricing Effective Time:

Pricing Disclosure Material:

Warrant Agreement:

Number of Debt Warrants to be issued:

Debt Warrant Agreement:

Form of Debt Warrants:	Registered

Issuable jointly with Debt Securities:	[Yes] [No]

[Number of Debt Warrants issued with each

$ principal amount of Debt Securities:]

[Detachable Date:]

Date from which Debt Warrants are exercisable:

Date on which Debt Warrants expire:

Exercise price of Debt Warrants:

Purchase Price $

Title of Warrant Debt Securities:

Principal amount of Warrant Debt Securities

purchasable upon exercise of one Debt Warrant:

Indenture:

Title:

Rank:

Aggregate Principal Amount: $

Interest Rate:

Maturity:

Interest Payment Dates:

Regular Record Dates:

Conversion Provisions:

Listing Requirements:

Fixed or Variable Price Offering:

If Fixed Price Offering, initial public offering

price:             % of the principal amount, plus

accrued interest, if any, from

Purchase Price by Underwriters:

Currency of Denomination:

Currency of Payment:

Form and Denomination:

Overseas Paying Agents:

Redemption:

Sinking Fund:

Dealer Concession:

Reallowance Concession:

Method of Payment:

Delayed Delivery Contracts [include only if applicable]:

Delivery Date:

Minimum principal amount of each contract:

Maximum aggregate principal amount of all contracts:

Fee:             %

Other Terms:

If changes in the Standard Provisions have been agreed to, set forth below:

Name and Address of Representative:

The Representative named above and executing this Underwriting Agreement represents that the Underwriters have authorized the Representative to enter into this Underwriting Agreement and to act hereunder on their behalf.

The respective principal amounts of the Debt Securities and number of Debt Warrants to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.

The provisions of the Standard Provisions are incorporated herein by reference.

The Closing will take place at [    ]A.M., New York City time, on             , 20     , at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

Name:
Title:

as Representative for itself and the other underwriters named in Schedule I attached hereto

Accepted:

GENERAL ELECTRIC COMPANY

By
Name:
Title:

SCHEDULE I

DEBT SECURITIES

UNDERWRITER		PRINCIPAL AMOUNT

DEBT WARRANTS

UNDERWRITER		NUMBER OF DEBT WARRANTS

SCHEDULE II

Attached Permitted Free Writing Prospectus

Number	Date

Exhibit B

FORM OF OPINION OF COMPANY’S CORPORATE COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

(i) The Company has been duly incorporated, is validly existing and is in good standing under the laws of the State of New York.

(ii) [For Debt Securities] The Indenture has been duly authorized, executed and delivered by the Company.

(iii) [For Debt Securities] The Debt Securities have been duly authorized, executed and delivered by the Company.

(iv) [For Debt Securities convertible or exchangeable into Common Stock] The Common Stock has been duly authorized by the Company for conversion or exchange pursuant to the Underwriting Agreement. The Common Stock, when issued and delivered by the Company pursuant to the Underwriting Agreement and the terms of the applicable Indenture, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of the Common Stock is or will be subject to personal liability by reason of being such a holder. The form of certificate used to evidence the Common Stock is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the charter or by-laws of the Company and with the requirements of The New York Stock Exchange.

(v) [For Warrants] The Warrant Agreement, if any, has been duly authorized, executed and delivered by the Company.

(vi) [For Warrants] The Warrants, if any, have been duly authorized, executed and delivered by the Company.

(vii) [For Warrant Debt Securities] The Warrant Debt Securities, if any, have been duly authorized.

(viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(ix) The Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company.

(x) Neither the execution and delivery of this Agreement nor the issuance and sale of the Designated Securities by the Company as provided herein will contravene the Restated Certificate of Incorporation, as amended, or by-laws, as amended, of the Company or result in any violation, in any material respect, of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement or instrument known to such counsel by which the Company or any of its

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subsidiaries is bound. In addition, such opinion shall state that, based upon the review and discussion of the contents of the Registration Statement and the Prospectus and any amendments and supplements thereto (including the documents of the Company incorporated therein by reference) and of the Pricing Disclosure Material by such counsel or members of such counsel’s staff which report to such counsel with certain officials of the Company, but without independent check or verification except as stated in such opinion, such counsel (1) believes that each document incorporated by reference in the Prospectus which was filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except as to financial statements and schedules and other financial and statistical data contained, referred to or incorporated by reference therein or omitted therefrom, as to which, in each case, such counsel need not express any belief) did comply, when so filed, as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) believes that the Registration Statement at the Effective Time and the Prospectus and any supplements or amendments thereto as of their respective effective or issue dates (except for (a) financial statements and schedules and other financial and statistical data contained, referred to or incorporated by reference therein or omitted therefrom, (b) the statements contained in the Prospectus under the caption “Description of Debt Securities” and, if applicable, “Description of Warrants” or “Description of Common Stock” and in the prospectus supplement under any similar heading relating to the Designated Securities and (c) supplements relating only to securities other than the Designated Securities, as to which, in each case, such counsel need not express any belief) complied as to form in all material respects with the 1933 Act and the rules and regulations of the Commission thereunder, and (3) believes that (except for (a) financial statements and schedules and other financial and statistical data contained, referred to or incorporated therein or omitted therefrom, (b) the statements contained in the Prospectus under the caption “Description of Debt Securities” and, if applicable, “Description of Warrants” or “Description of Common Stock” and in the Pricing Supplement under any similar heading relating to the Designated Securities and (c) supplements relating only to securities other than the Designated Securities, as to which, in each case, such counsel need not express any belief) (i) the Registration Statement at the Effective Time did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Pricing Disclosure Material did not contain, as of the Pricing Effective Time for the Designated Securities, and the Prospectus did not contain, as of the date of the Pricing Supplement relating to the Designated Securities, and the Prospectus relating to the Designated Securities (as amended or supplemented, other than as to supplements relating only to securities other than the Designated Securities), does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel (1) may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and public officials and (2) may state that such counsel expresses no opinion as to laws, rules, regulations, consents, approvals, authorizations or other orders other than those of the State of New York and the federal law of the United States of America, provided that no opinion need be expressed on or in respect to the New York securities laws or “Blue Sky” laws.

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Exhibit C

FORM OF OPINION OF DEWEY & LEBOEUF LLP

TO BE DELIVERED PURSUANT TO

SECTION 5(c)

(i) If the Designated Securities are Debt Securities and assuming the Indenture has been duly authorized, executed and delivered by the Company, the Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended;

(ii) If the Designated Securities are Debt Securities and assuming the Debt Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters (or, in the case of Contract Debt Securities, by purchasers pursuant to Delayed Delivery Contracts), the Debt Securities, will be valid and binding obligations of the Company, enforceable in accordance with their terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors, rights generally) and will be entitled to the benefits of the Indenture;

(iii) If the Designated Securities are Warrants and assuming the Warrant Agreement has been duly authorized, executed and delivered by the Company, the Warrant Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally);

(iv) If the Designated Securities are Warrants and assuming the Warrants have been duly authorized and, when countersigned in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Underwriters (or, in the case of Contract Warrants, by purchasers pursuant to Delayed Delivery Contracts), the Warrants will be valid and binding obligations of the Company, enforceable in accordance with their terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors, rights generally);

(v) If the Designated Securities are Warrant Debt Securities and assuming the Warrant Debt Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered upon exercise of the Warrants as provided in the Warrant Agreement, the Warrant Debt Securities will be valid and binding obligations of the Company, enforceable against it in accordance with their terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) and will be entitled to the benefits of the Indenture;

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(vi) If Delayed Delivery Contracts are entered into, assuming the Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company, the Delayed Delivery Contracts are valid and binding agreements of the Company, enforceable in accordance with their terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally); and

(vii) The statements in the Prospectus under the heading “Description of Debt Securities” and under any similar heading in the Pricing Supplement relating to the Designated Securities, insofar as such statements purport to summarize certain provisions of the Designated Securities and the Indenture, are accurate in all material respects.

In rendering such opinion, such counsel (1) may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and public officials and (2) may state that such counsel expresses no opinion as to laws, rules, regulations, consents, approvals, authorizations or other orders other than those of the State of New York and the federal law of the United States of America, provided that no opinion need be expressed on or in respect to the New York securities laws or “Blue Sky” laws.

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Exhibit D

DELAYED DELIVERY CONTRACT

[Date]

[Insert name and address of lead Representative]

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from General Electric Corporation ( the “Company”), and the Company agrees to sell to the undersigned, on                     , 200  , (the “Delivery Date”), $             aggregate principal amount of the Company’s [Debt Securities/Warrants] (the “Securities”) offered by the Company’s Prospectus dated                     , 200  , and related Pricing Supplement dated                     , 200  , receipt of a copy of which is hereby acknowledged, at a [purchase price of             % of the] [principal amount] [thereof, plus] [ accrued interest] [ amortization of original issue discount], if any, thereon from                     , 200  , to the date of payment and delivery, and on the further terms and conditions set forth in this contract.

Payment for the Securities to be purchased by the undersigned shall be made on or before 11:00 AM, New York City time, on the Delivery Date to or upon the order of the Company in [New York Clearing House (next day)/immediately available] funds, at your office or at such other place as shall be agreed between the Company and the undersigned, upon delivery to the undersigned of the Securities in definitive fully registered form and in such authorized denominations and registered in such names as the undersigned may request by written on telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date. If no request is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount or number of Securities to be purchased by the undersigned on the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date, and the obligation of the Company to sell and deliver Securities on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that (1) the purchase of Securities to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of the laws of the jurisdiction to which the undersigned is subject, and (2) the Company, on or before the Delivery Date, shall have sold to certain underwriters (the “Underwriters”) such principal amount or number of Securities as is to be sold to them pursuant to the Underwriting Agreement referred to in the Prospectus and Pricing Supplement mentioned above. Promptly after completion of such sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Securities, and the obligation of the Company to cause the

D-1

Securities to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Securities pursuant to other contracts similar to this contract.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that acceptance of this contract and other similar contracts is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first come, first served basis. If this contract is acceptable to the Company, it is required that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

This agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles.

Very truly yours,

(Name of Purchaser)
By:

(Signature and title of Officer)

(Address)

Accepted:

GENERAL ELECTRIC COMPANY

By
Name:
Title:

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Exhibit E

(1)	European Economic Area

In relation to each member state of the European Economic Area (each, a “Relevant Member State”), each Underwriter represents and agrees that it has not made and will not make an offer of the Designated Securities to the public in that Relevant Member State that would require the publication or approval of a prospectus in relation to the Designated Securities in that Relevant Member State or, where appropriate, another Relevant Member State; subject to such restriction, such Underwriter may make an offer of Designated Securities to the public in that Relevant Member State at any time:

(1)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(2)	to any legal entity that has two or more of (a) an average of at least 250 employees during the last financial year; (b) a total balance sheet of more than €43,000,000 and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(3)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

(4)	in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the express Prospectus Directive means Directive 2000/71/BC and includes any relevant implementing measure in each Relevant Member State.

(2)	United Kingdom

Each Underwriter represents and agrees that:

(i)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Designated Securities in, from or otherwise involving the United Kingdom.

(3)	France

Each Underwriter represents and agrees that it has not offered or sold and will not offer or sell, directly or indirectly, Designated Securities to the public in France, and it has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the Prospectus or any other offering material relating to the Designated Securities and such offers, sales and distributions have been and will be made in France only to (a) providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers), and/or (b) qualified investors (investisseurs qualifiés), provided that those investors are acting for their own account, all as defined in, and in accordance with, articles L.411-1, L.411-2 and D.411-1 to D.411-3 of the French Code monétaire et financier.

(4)	Hong Kong

Each Underwriter represents and agrees that:

(i)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Designated Securities other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)	it has not issued or had in its possession for the purposes of the issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Designated Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(5)	Italy

No Prospectus has been nor will be published in Italy in connection with the offering of the Designated Securities and such offering has not been cleared by the CONSOB (the Italian Securities and Exchange Commission) pursuant to Italian securities legislation and, accordingly, no Designated Securities may be offered, sold or delivered, directly or indirectly, in the Republic of Italy, nor may, or will, copies of this prospectus supplement and accompanying prospectus or of any other document relating to the Designated Securities be distributed in the Republic of Italy, except:

(i)	to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July 1998, as amended in compliance with the terms and procedures provided therein (“Regulation No. 11522”); or

(ii)	in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and its implementing CONSOB regulations, including Article 33, first paragraph, of CONSOB Regulation No. 11971 of 14 May 1999, as amended.

Any offer, sale or delivery of the Designated Securities or distribution of copies of the Prospectus or any other document relating to the Designated Securities in the Republic of Italy under (i) or (ii) above must be and will be made in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and in particular will be:

(a)	made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, Regulation No. 11522, Legislative Decree No. 385 of 1 September 1993, as amended (the Banking Act) and any other applicable laws and regulations; and

(b)	in compliance with any other applicable laws and regulations including any relevant limitations which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing the Designated Securities in the offering is solely responsible for ensuring that any offer or resale of the Designated Securities it purchased in the offering occurs in compliance with applicable Italian laws and regulations.

(6)	Japan

The Designated Securities have not been, and will not be, registered under the Securities and Exchange Law of Japan. Accordingly, each Underwriter represents and agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Designated Securities in Japan or to, or for the benefit of, a resident of Japan or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and other relevant laws and regulations of Japan. As used in this paragraph, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

(7)	Norway

Each Underwriter represents and agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Kingdom of Norway any Designated Securities other than to persons who are registered with the Oslo Stock Exchange as professional investors.

(8)	Singapore

Each Underwriter acknowledges that the Prospectus has not been registered as a prospectus with Monetary Authority of Singapore (the “MAS”). Accordingly, each Underwriter represents, warrants and agrees that it has not offered or sold any Designated Securities or caused the Designated Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any Designated Securities or cause the Designated Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or to any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

(9)	Switzerland

In connection with the initial placement of any Designated Securities in Switzerland, each Underwriter agrees that the Designated Securities will not be offered or sold in Switzerland save for to a limited group of persons within the meaning of Art. 652a(2) of the Swiss Code of Obligations of March 30, 1911.

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